Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Netshoes Cayman Limited

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG Auditores Independentes

São Paulo, Brazil

April 4, 2017